  Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the October 2, 2017 acquisition of Interwest Transfer Company, Inc. (“Interwest”) by Issuer Direct Corporation (the “Company”) whereby the Company paid $1,935,000 and 25,235 shares of the Company’s common stock at closing and agreed to pay $320,000 on each anniversary date for the subsequent three years to the sole shareholder of Interwest.

The Unaudited Pro Forma Financial Information appearing below is presented for illustrative purposes only, is based upon a number of assumptions and estimates and is subject to uncertainties, and the data does not purport to be indicative of the actual results of the operations or financial condition that would have occurred had the transactions described above in fact occurred on the dates indicated, nor does it purport to be indicative of the results of operations or financial condition that the combined company may achieve in the future.

The Unaudited Pro Forma Financial Information appearing below also does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the pro forma condensed combined financial data is subject to adjustment and may vary significantly from the actual purchase price allocation once completed.

The Unaudited Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on September 30, 2017, the last date that Interwest has prepared interim financial statements.  The Unaudited Pro Forma Consolidated Income Statement gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of the Company and Interwest for the year ended December 31, 2016 and the nine months ended September 30, 2017.

Issuer Direct Corporation & Interwest Transfer Company
Unaudited Pro Forma Consolidated Income Statement
For the Nine Months Ended September 30, 2017

	Issuer Direct Corp	Interwest	Pro Forma
(Numbers in 000's except per share information)	Actual	Actual	Adjusments		Pro Forma
Income Statement
Revenues	$9,229	$1,223			$10,452
Cost of services	2,476	502	(243)	(1)	2,735
Gross profit	6,753	721	243		7,717
Operating costs and expenses:
General and administrative	2,525	344	(213)	(1)	2,656
Sales and marketing	1,920	-			1,920
Product Development	410	-			410
Depreciation and amortization	310	6	(6)	(2)	310
Total operating costs and expenses	5,165	350	(219)		5,296
Operating income	1,588	371	462		2,420

Other income (expense):
Other Income, net	(24)	-			(24)
Interest Income	-	-	-		-
Total other income (expense)	(24)	-	-		(24)
Income (loss), before income taxes	1,564	371	462		2,396
Income tax expense	(438)	-	(291)	(3)	(729)
Net income (loss)	1,126	371	170		1,667

Income per share - basic	$0.38				$0.56
Income per share - fully diluted	$0.37				$0.55
Weighted average number of common shares outstanding - basic	2,931	-	25	(4)	2,956
Weighted average number of common shares outstanding - fully diluted	3,013	-	25	(4)	3,038

See notes to unaudited pro forma financial information

Issuer Direct Corporation & Interwest Transfer Company
Unaudited Pro Forma Consolidated Income Statement
For the Year Ended December 31, 2016

	Issuer Direct Corp	Interwest
(Numbers in 000's except per share information)	Actual	Actual	Eliminations		Pro-Forma
Income Statement
Revenues	$12,059	$1,647	$-		$13,706
Cost of services	3,024	537	(143)	(5)	3,418
Gross profit	9,035	1,110	143		10,288
Operating costs and expenses:
General and administrative	3,185	404	(257)	(5)	3,332
Sales and marketing	2,601	-	-		2,601
Product Development	404	-	-		404
Depreciation and amortization	910	11	(11)	(2)	910
Total operating costs and expenses	7,100	415	(268)		7,247
Operating income	1,935	695	412		3,042

Other income (expense):
Other Income, net	80	-			80
Interest Income	4	-			4
Total other income (expense)	84	-			84
Income (loss), before income taxes	2,019	695	412		3,126
Income tax expense	(464)	-	(387)	(3)	(851)
Net income (loss)	1,555	695	24		2,274

Income per share - basic	$0.55				$0.80
Income per share - fully diluted	$0.54				$0.78
Weighted average number of common shares outstanding - basic	2,820	-	25	(4)	2,845
Weighted average number of common shares outstanding - fully diluted	2,903	-	25	(4)	2,928

See notes to unaudited pro forma financial information

Issuer Direct Corporation & Interwest Transfer Company
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2017

Consolidated Balance Sheets (USD $000's)	Issuer Direct Corp	Interwest	Eliminations		ProForma
Current assets:
Cash and cash equivalents	$6,407	$63	$(1,935)	(6)	$4,535
Accounts receivable, net	1,067	85			1,152
Deferred income tax asset - current	-	-			-
Other current assets	396	17			413
Total current assets	7,870	164	(1,935)		6,099
Capitalized Software, net	2,767				2,767
Fixed Assets, net	159	12	(12)	(2)	159
Deferred income tax - noncurrent	137	-			137
Goodwill & Intangible assets	3,373		3,064	(7)	6,437
Other noncurrent assets	18	-			18
Total assets	$14,324	$176	$1,117		$15,617

Current liabilities:
Current maturities of notes payable and long-term debt	$-	$-			$-
Accounts payable	481	3			484
Advance postage fees	-	-			-
Accrued expenses	680	9			689
Income taxes payable	80	-			80
Line of credit	-	-			-
Deferred revenue	958	21			979
Total current liabilities	2,199	33	-		2,232
Deferred Income taxes	54	-			54
Other long-term liabilities	86	-	928	(6)	1,014
Total liabilities	2,339	33	928		3,300
Stockholders' equity:
Preferred stock	-	-			-
Common stock	3	-			3
Additional paid-in capital	9,776	6	328	(4),(8)	10,109
Other accumulated comprehensive income	29	-			29
Retained earnings (accumulated deficit)	2,177	138	(138)	(8)	2,177
Total stockholders' equity	11,985	143	190		12,318
Total liabilities and stockholders' equity	$14,324	$176	$1,117		$15,617

See notes to unaudited pro forma financial information

Notes to Unaudited Pro Form Financial Information (All numbers in 000's except per share information)

Note 1 - Basis of Presentation

The Unaudited Pro Forma Financial Information and explanatory notes have been prepared to illustrate the effects of the acquisition under the acquisition method of accounting with the Company as the acquirer. The Unaudited Pro Forma Financial Information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities. Under the acquisition method of accounting, the assets and liabilities of Interwest, as of the effective date of the acquisition, will be recorded by the Company at their respective fair values and the excess of the consideration over the fair value of Interwest’s net assets will be allocated to goodwill.

The acquisition price consists of $1,935 and 25.235 shares of the Company’s common stock paid at closing and $320 to be paid on each anniversary date for the subsequent three years to the sole shareholder of Interwest.  This purchase price is subject to a working capital adjustment based on a working capital target of $75.

The pro forma allocation of the purchase price reflected in the Unaudited Pro Forma Financial Information is subject to adjustment and may vary from the actual purchase price allocation once completed. Adjustments may include, but not limited to, adjustments of Interwest’s balance sheet through the effective date of the acquisition; the aggregate value of consideration paid if the price of shares of the Company’s common stock varies from the assumed $13.20 per share, which represents the closing price of the Company’s common stock on the date of the acquisition; revisions to estimated fair value of fixed assets and intangible assets acquired. Accordingly, the preliminary estimated fair values of these assets and liabilities are subject to change pending additional information that may be developed by the Company and Interwest. Allocation of an increased portion of the purchase price to identifiable intangible assets with a finite life will reduce the amount of purchase price allocated to goodwill in the Unaudited Pro Forma Financial Information and may result in increased depreciation and/or amortization expense, which could be material.

The accounting policies of Interwest are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments of financial statement reclassifications may be determined.

Note 2 - Preliminary Purchase Price Allocation

The purchase price reflected in the Unaudited Pro Forma Financial Information consists of the following:

Purchase price paid in cash at closing	$1,935
Purchase price paid in stock (25,235 shares valued at $13.20*)	333
Future anniversary payments	960
Working capital adjustment	(32)
Total Purchase Price	$3,196

* The fair value of the common stock issued was determined using the closing price on NYSE American exchange on October 2, 2017.

The stock consideration portion of the purchase was determined based on the formula (i) $320 divided by (ii) the per share value, with the per share value being a price per share equal to the average closing price of the common stock for the ninety (90) trading days immediately prior to October 2, 2017.

Unaudited Preliminary Purchase Price Allocation

The estimated allocation of the purchase price on the date of acquisition (October 2, 2017) consists of the following:

Cash	$63
Accounts Receivable, net	85
Goodwill & other intangible assets	3,064
Other current assets	17
Accounts payable	(3)
Accrued expenses	(9)
Deferred revenue	(21)
Total purchase price	$3,196

Note 3 - Pro Forma Adjustments

Notes to unaudited pro forma financial information

(1)
Eliminates salaries, bonuses and benefits of $281 for employees whose positions have been eliminated; rent, insurance and other office costs of $75 that will no longer be necessary due to current agreements the Company has in place and professional fees of $100 related to acquisition costs or other services no longer required.

(2)
Eliminates depreciation and cost of fixed assets which will either not be conveyed to the Company or for which the value has been written down

(3)
Includes additional tax expense for Interwest operations as well as proforma adjustments at the Company's current estimated tax rate of 35%

(4)
Amount of shares issued to the principal of Interwest at time of closing. Additional paid in capital is based on the closing price of the shares on of $13.20 on October 2, 2017.

(5)
Eliminates salaries, bonuses and benefits of $248 for employees whose positions have been eliminated; rent, insurance and other office costs of $116 that will no longer be necessary due to current agreements the Company has in place and professional fees of $36 related to acquisition costs or other services no longer required.

(6)
Purchase price consisted of $1,935 cash paid at closing, working capital adjustment of ($32) to be applied against first anniversary payment of $320 as well as anniversary payments of $320 on each of the second and third anniversary dates.

(7)
Expected amount of goodwill and intangible assets once the purchase price allocation is completed

(8)
Elimination of equity and retained earnings of Interwest